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                                                                 EXHIBIT 16.1

December 10, 1997


Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, NW
Washington, D.C. 20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 4 Form 8-K of Union Pacific Resources Group Inc. dated December 10, 1997.

Yours truly,


/s/ Deloitte & Touche LLP

Deloitte & Touche